UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine		04092
(Address of principal executive offices)		(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2016, IDEXX Laboratories, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, stockholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement dated March 24, 2016, (the “Proxy Statement”): (1) the election of three Class III directors for terms expiring at the 2019 annual meeting of stockholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the current fiscal year; and (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as presented in the Company’s proxy statement delivered to stockholders in connection with the Annual Meeting.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

Proposal One: Election of Directors

Nominees	For	Against	Abstain	Broker Non-Votes
Jonathan W. Ayers	70,827,823	867,309	25,675	10,898,243
Barry C. Johnson, PhD	71,506,945	180,387	33,475	10,898,243
M. Anne Szostak	69,857,703	1,831,097	32,007	10,898,243

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

For	82,208,121
Against	380,483
Abstain	30,446
Broker Non-Votes	0

Proposal Three: Advisory Vote to Approve Executive Compensation

For	70,918,311
Against	643,978
Abstain	167,518
Broker Non-Votes	10,898,243

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 6, 2016	By:	/s/ Jacqueline L. Studer
Jacqueline L. Studer
Corporate Vice President, General Counsel and Secretary

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